UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 8, 2012

FIRST WEST VIRGINIA BANCORP, INC.

(Exact name of registrant as specified in its charter)

West Virginia	1-13652	55-6051901
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1701 Warwood Avenue , Wheeling, West Virginia	26003
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (304) 218-2400

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of First West Virginia Bancorp, Inc. (the “Company” or “our”) was held on May 8, 2012 for the purpose of considering and voting on the following:

1.	To elect six directors to the Company’s Board of Directors to serve until the 2013 Annual Meeting of Shareholders;

2.	To ratify the selection of S. R. Snodgrass, A.C. as the Company’s independent registered public accounting firm for the year ended December 31, 2012;

5.	To transact such other business as may lawfully be brought before the meeting.

The total number of shares of the Company’s common stock entitled to vote at the Annual Meeting was 1,652,814 shares of which 1,467,736 shares representing 88.8% were present at the meeting either in person or by proxy. The following is a summary of the final voting results for each proposal presented to our shareholders:

Proposal 1: Our shareholders approved the election of all nominees for director for a period of one (1) year as set forth below:

	Number of Votes For	Number of Votes Withheld	Abstentions	Broker Non-Votes

Nada E. Beneke	1,193,372	609	—	273,755
Sylvan J,. Dlesk	1,187,348	6,633	—	273,755
Gary W. Glessner	1,193,714	267	—	273,755
R. Clark Morton	1,187,138	6,843	—	273,755
William G. Petroplus	1,173,643	20,338	—	273,755
Thomas L. Sable	1,193,714	267	—	273,755

Proposal 2: Our shareholders approved the ratification of S.R. Snodgrass, A.C. as the Company’s independent registered public accounting firm as set forth below:

	Number of Votes For	Number of Votes Against	Abstentions	Broker Non-Votes
Total Shares Voted	1,461,957	3,217	2,562	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

FIRST WEST VIRGINIA BANCORP, INC.
(Registrant)

/s/ S.J. Dlesk

S.J. Dlesk
President and Chief Executive Officer

Date: May 9, 2012